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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                 July 17, 2001


                         EasyLink Services Corporation
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             (Exact name of registrant as specified in its charter)


          Delaware                     000-26371               13-3787073
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
    of incorporation)                                        Identification No.)


                         399 Thornall Street, 6th Floor
                                Edison, NJ 08837
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                    (Address of principal executive offices)



Registrant's telephone number, including area code        (732) 906-2000



                                      N/A
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          Former Name or Former Address, if Changed Since Last Report



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ITEM 5.  OTHER EVENTS


India.com Exchange Agreement

         Pursuant to an Exchange Agreement Amendment entered into on July 17, 2001 (the "Exchange Agreement Amendment") between EasyLink Services Corporation (the "Company" or "EasyLink") and the holders of shares of Series A Convertible Exchangeable Preferred Stock of the Company's majority-owned subsidiary India.com, Inc. (the "India Preferred Stock"), the holders of 99.3% of the outstanding shares of India Preferred Stock have exercised their right to exchange their shares of India Preferred Stock for shares of the Company's Class A common stock on the terms described herein. The Company has entered into the Exchange Agreement Amendment in connection with the elimination of its obligations under the $5 million aggregate principal amount of bridge notes and warrants to purchase an aggregate of 1 million shares of the Company's Class A common stock issued to India.com.

         Under the Exchange Agreement originally dated September 13, 2000, as amended as of February 5, 2001, the holders of shares of the India Preferred Stock had a right during the period from September 13, 2001 until December 31, 2001 to exchange shares of India Preferred Stock for EasyLink Class A common stock based on the original purchase price for the India Preferred Stock divided by the market price of EasyLink stock on September 13, 2001, subject to a floor on the exchange price of $1.25 and a cap of $6.00. The aggregate original purchase price for the India Preferred Stock was $14.2 million.

         Pursuant to a Bridge Funding Agreement dated as of February 5, 2001, the Company issued to India.com $5 million in bridge notes and issued warrants to purchase 1,000,000 shares of EasyLink Class A common stock in exchange for $5 million of advances from India.com.

         The Company entered into the Exchange Agreement Amendment on July 17, 2001 in connection with the elimination of the Company's obligations under the $5 million aggregate principal amount of bridge notes and warrants to purchase an aggregate of 1 million shares of the Company's Class A common stock issued to India.com. Pursuant to the Exchange Agreement Amendment, the holders of 99.3 % of the outstanding shares of India Preferred Stock have agreed to exercise the exchange right immediately based on the average of the closing market prices of EasyLink stock over the five trading days ending on September 13, 2001, subject to a floor on the exchange price of $1.00 and a cap of $3.00 and subject to adjustment in certain circumstances. In addition, if the shares of Class A common stock issued in the exchange have not been registered for resale under an effective registration statement by December 31, 2001, EasyLink has agreed to issue to the former holders of India Preferred Stock an aggregate of 100,000 shares of its Class A common stock per month for each month after December 31, 2001 until the earlier of (i) the effectiveness of such a registration statement and (ii) the date on which such shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act.

         The consummation of the above exchange on or after September 13, 2001 is subject to compliance with NASDAQ requirements.

         A copy of each of the Exchange Agreement Amendment is filed herewith as
Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


         Exhibit 99.1 Exchange Agreement Amendment dated as of July 10, 2001, by and among EasyLink Services Corporation and the investors signatory thereto.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 24, 2001


                                            MAIL.COM, INC.



                                            By: /s/Thomas Murawski
                                                -------------------------------
                                                Thomas Murawski
                                                Chief Executive Officer


                                  Exhibit Index


         Exhibit 99.1 Exchange Agreement Amendment dated as of July 10, 2001, by and among EasyLink Services Corporation and the investors signatory thereto.